Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Members of Cariloha, LLC

We consent to the use of our report dated April 27, 2021 incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Tanner LLC

Lehi, Utah

January 7, 2022